SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2024

BANKFINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	0-51331	75-3199276
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 North Frontage Road, Burr Ridge, Illinois	60527
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 894-6900

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BFIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the annual meeting of stockholders of BankFinancial Corporation, a Maryland corporation (the “Company”), held on July 21, 2025 (the “Annual Meeting”), the stockholders of the Company approved an amendment to the charter of the Company providing that the power of the board of directors of the Company (the “Board”) to amend the bylaws of the Company (the “Bylaws”) is non-exclusive and permitting an amendment of the Bylaws to provide the stockholders of the Company with the concurrent power to amend the Bylaws (the “Charter Amendment”).  Articles of Amendment setting forth the Charter Amendment were filed with and accepted for record by the State Department of Assessments and Taxation of Maryland on July 24, 2025 and are attached as Exhibit 3.1 to this Current Report and incorporated by reference into this Item 5.03.

On December 3, 2024, the Board approved and adopted an amendment and restatement of the Bylaws to, among other matters, (a) provide stockholders with the concurrent power to amend, alter or repeal the Bylaws or adopt new provisions of the Bylaws by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter, (b) declassify the Board and (c) provide for the election of a nominee for director in an uncontested election by the affirmative vote of a majority of the total votes cast for and against such nominee (the “Second Amended and Restated Bylaws”).  The approval and adoption of the Second Amended and Restated Bylaws was subject to, and the Second Amended and Restated Bylaws became effective upon, the approval of the Charter Amendment by the stockholders of the Company at the Annual Meeting.  The Second Amended and Restated Bylaws are attached as Exhibit 3.2 to this Current Report and incorporated by reference into this Item 5.03.

This Current Report includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “anticipate,” “estimates,” “intends,” “plans,” and similar expressions. A variety of factors could cause the Company’s actual results to differ from those expected at the time of this Current Report. For a discussion of some of the factors that may cause actual results to differ from expectations, please refer to the Company’s most recent Annual Report on Form 10-K as filed with the SEC, as supplemented by subsequent filings with the SEC. Investors are urged to review all information contained in these reports, including the risk factors discussed therein. Forward looking statements speak only as of the date they are made, and the Company does not undertake to update them to reflect changes.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.
(b)	Not Applicable.
(c)	Not Applicable.
(d)	Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment
3.2	Second Amended and Restated Bylaws
104	Cover Page Interactive Data Files (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKFINANCIAL CORPORATION (Registrant)

Date:	July 25, 2025	By:	/s/ F. Morgan Gasior
F. Morgan Gasior
Chairman of the Board, Chief Executive Officer and President